Exhibit 99.1

NORTHWAY FINANCIAL, INC.                      9 Main Street
                       Berlin, New Hampshire 03570
Contact:       Richard P. Orsillo
Senior Vice President
and Chief Financial Officer
603-752-1171                                 FOR IMMEDIATE RELEASE

NORTHWAY FINANCIAL, INC. ANNOUNCES REVERSE AND FORWARD STOCK SPLITS AND ITS INTENTION TO VOLUNTARILY DELIST FROM NASDAQ

Berlin, NH, August 28, 2007. At the Annual Meeting of Stockholders, the stockholders of Northway Financial, Inc. (the “Company”) (NASDAQ: NWFI) approved a 1-for-400 reverse stock split. As a result of the reverse stock split, each stockholder owning fewer than 400 shares of common stock of Northway immediately before the reverse stock split will receive $37.50 in cash, without interest, for each share of Northway common stock owned by such stockholder immediately prior to the reverse stock split and will no longer be a stockholder of Northway. The primary purpose and effect of the reverse stock split is to reduce the number of holders of record of Northway’s common stock below 300, terminate the registration of the common stock under the 1934 Securities Exchange Act, and suspend Northway’s reporting obligations with the Securities and Exchange Commission (“SEC”).

Further, the stockholders approved an 800-for-1 forward stock split of the remaining Northway common stock. Each holder of 400 or more shares of common stock immediately before the reverse stock split will participate in the forward stock split, which will result in such stockholder holding twice the number of shares of common stock held prior to the reverse stock split.

The record date for the reverse stock split and the forward stock split is Tuesday September 4, 2007. The effective date for the transaction has been set for Tuesday, September 11, 2007, provided that the Board determines that it is in the best interest of Northway’s stockholders to complete the transaction. It is anticipated that the Board will make this determination on Tuesday, September 11, 2007. If the transaction is completed, it is the intention of the Company to deregister with the SEC which will terminate currently applicable reporting obligations under the federal securities laws.

In addition, the stockholders also elected three (3) Class I Directors to serve until the 2010 Annual Meeting and one (1) Class III Director to serve until the 2009 Annual Meeting.

The Company also notified the NASDAQ Stock Market of its intent to suspend trading in its stock on the NASDAQ Global Market and to file a Form 25, Notification of Removal from Listing and/or Registration, with the SEC on or about September 11, 2007. The Company is delisting its shares in connection with the reverse and forward stock splits that were approved by its stockholders today. In the event that the stock splits are not consummated for any reason, the Company would expect to rescind its decision to voluntarily delist. On September 21, 2007, the expected effective date of delisting, the Company intends to file a Form 15 with the SEC to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Further, the Company anticipates that its shares will begin trading on the Over the Counter Bulletin Board (“OCBB”) at that time. Its stock symbol is expected to remain NWFI.

Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8K, will immediately be suspended. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC. While no longer required by the SEC after deregistering, the Company intends to provide quarterly and annual information regarding the Company’s performance to its stockholders.

Northway Financial, Inc., headquartered in Berlin, New Hampshire, is a bank holding company. Through its subsidiary bank, Northway Bank, the Company offers a broad range of financial products and services to individuals, businesses and the public sector from its full-service banking offices.

Certain statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of the words “expect,” “believe,” “estimate,” “will” and other expressions which predict or indicate future trends and which do not relate to historical matters. Such forward-looking statements are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.